UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 1, 2026
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Cactus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024
(Address of principal executive offices)
(Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)
______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on June 2, 2025, Cactus Companies, LLC (“Cactus Companies”), a subsidiary of Cactus, Inc. (the “Company”), entered into a Framework Agreement (the “Framework Agreement”) with Baker Hughes Holdings LLC (“Baker Hughes Holdings”) and Baker Hughes Pressure Control LLC, formerly known as Baker Hughes Pressure Control LP (the “Joint Venture”), each of which is an indirect subsidiary of Baker Hughes Company (“Baker Hughes Company”), pursuant to which the Company agreed to acquire Baker Hughes Company’s surface pressure control business. For further information regarding the terms and conditions of the Framework Agreement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2025.

Prior to the Closing Date (as defined below), Baker Hughes Holdings effected certain restructuring transactions on the terms and subject to the conditions set forth in the Framework Agreement (the “Restructuring Transactions”), as a result of which the Joint Venture and certain of its subsidiaries came to own the Business Assets and Business Liabilities (each as defined in the Framework Agreement). As part of the Restructuring Transactions, the Joint Venture converted from a Texas limited partnership to a Delaware limited liability company.

On January 1, 2026 (the “Closing Date”), Baker Hughes Holdings and certain of its affiliates sold 65% of the limited liability company membership interests in the Joint Venture (“Membership Interests”) to Cactus UK Holding Limited (the “Cactus Member”), a subsidiary of Cactus Companies, for a cash purchase price of $344,500,000 (on a debt-free, and, except as noted below, cash-free basis), subject to certain working capital, cash, debt, capital expenditure and other customary adjustments after the Closing Date (the “Purchase Price” and such transaction, the “Transaction”). The Joint Venture retained minimum cash of approximately $70,000,000 (the “Minimum Cash Amount”). In order to compensate Baker Hughes Holdings for the Minimum Cash Amount, Cactus Companies (i) paid Baker Hughes Holdings 65% of the Minimum Cash Amount, or $45,500,000, on the Closing Date, and (ii) will pay Baker Hughes Holdings 35% of the Minimum Cash Amount, or $24,500,000, as follows: $10,000,000 on the first anniversary of the Closing Date, and $14,500,000 at such time as Baker Hughes Company ceases to be a member, directly or indirectly, of the Joint Venture.

The Company funded the Purchase Price using cash on hand on the Closing Date.

Item 1.01 Entry into a Material Definitive Agreement.

LLC Agreement

On the Closing Date, the Joint Venture, the Cactus Member, Baker Hughes Pressure Control Holdings LLC (the “Baker Member”), an indirect subsidiary of Baker Hughes Company, and, for the limited purposes specified therein, the Company and Baker Hughes Company, entered into an Amended and Restated Limited Liability Company Agreement of the Joint Venture (the “LLC Agreement”). The LLC Agreement provides, among other things, that:

(i)Exit Option. From and after the second anniversary of the Closing Date, (a) the Baker Member has the right to sell to either the Joint Venture or the Cactus Member, and the Joint Venture or the Cactus Member, as applicable, shall be obligated to purchase from the Baker Member, and (b) the Cactus Member has the right to purchase or cause the Joint Venture to purchase from the Baker Member, and the Baker Member shall be obligated to sell to the Joint Venture or the Cactus Member, as applicable, all of the Membership Interests held directly or indirectly by Baker Hughes Company. The purchase price (the “Exit Price”) will be based on an enterprise value of the Joint Venture using a multiple of six times its Adjusted EBITDA (as defined and calculated pursuant to the LLC Agreement), subject to a maximum valuation of $660,000,000, and if the Cactus Member elects to purchase or cause the Joint Venture to purchase the Membership Interests, a minimum valuation of $530,000,000.

(ii)Conduct of the Business and Significant Actions. For so long as the Baker Member continues to hold Membership Interests, the Cactus Member shall, subject to certain exceptions, cause the Joint Venture to operate its business in the ordinary course consistent with past practice and not take any actions, the primary intent of which could reasonably be expected to reduce the Exit Price. Certain actions of the Board of Directors of the Joint Venture, including, among other things, matters relating to capital structure, incurrence of indebtedness above a certain threshold, increasing the size of the Board of Directors and the entry by the Joint Venture into a new line of business, require the affirmative vote of more than 75% of the total voting power of the Board of Directors, including, except to the extent the Baker Member is in default, at least one director appointed by the Baker Member.

(iii)Transfer Restrictions. No member of the Joint Venture may transfer any Membership Interest other than certain permitted transfers, including but not limited to (a) certain permitted transfers to such member’s wholly owned and controlled affiliates and (b) certain transfers made in connection with the exercise of the option described in paragraph (i) – Exit Option above.

(iv)Non-Compete. The LLC Agreement includes non-compete restrictions on Baker Hughes Company and the Company with respect to (a) developing, manufacturing, distributing, marketing, renting and selling certain products and (b) providing services, including installation, maintenance, rentals, repairs and aftermarket spares related thereto, in the case of both (a) and (b) for surface pressure control applications in certain countries provided in the LLC Agreement, subject to certain exceptions.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the LLC Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under the heading “Introductory Note” and in Item 1.01 is incorporated by reference in this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On January 2, 2026, the Company announced the closing of the Transaction, as described in Item 2.01 above. A copy of the press release announcing the closing of the Transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

As permitted under this item, the Company will file the historical financial statements required to be filed by this item by amendment to this Current Report not later than 71 days after the date this Current Report is required to be filed.

(b) Pro forma financial information.

As Permitted under this item, the Company will file the pro forma financial information required to be filed by this item by amendment to this Current Report not later than 71 days after the date this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1
Framework Agreement by and among Cactus Companies, LLC, Baker Hughes Holdings LLC and Baker Hughes Pressure Control LP, dated as of June 2, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Cactus, Inc. on June 2, 2025) *

10.1	Amended and Restated Limited Liability Company Agreement of Baker Hughes Pressure Control LLC * #
99.1	Press release dated January 2, 2026 ##
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* All or certain of the schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment of omitted items.

# Filed herewith.

## Furnished herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

January 2, 2026	By:	/s/ Jay A. Nutt
Date	Name:	Jay A. Nutt
	Title:	Executive Vice President and Chief Financial Officer